Exhibit 99.1

December 2, 2011

Dear US Gold Shareholders,

Please find the attached El Gallo Complex development update.

Work continues to move forward at El Gallo, located in Sinaloa State, Mexico.

Highlights of the past two weeks are:

•                          Arrival and assembly of front-end loader complete

•                          Continued hydrogeological investigations around El Gallo deposit

•                          Significant progress on major haul roads construction

To view the El Gallo Development Photo Update, please click here.

For further information contact:

Jenya Meshcheryakova	Mailing Address
Investor Relations	181 Bay Street Suite 4750
Tel: (647) 258-0395 ext 410	Toronto ON M5J 2T3
Toll Free: (866) 441-0690	P.O. Box 792
Fax: (647) 258-0408	E-mail: info@usgold.com

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UXG El Gallo Complex Development Photo Update December 02, 2011

2 Tires arrive for the front-end loader at the El Gallo Complex.

3 Assembly of front-end loader.

4 Assembly of front-end loader.

5 Assembly of front-end loader.

6 Assembly of front-end loader completed.

7 Ongoing hydrology studies.

Haul road construction to the Lupita and Sagrado Corazon deposits continues towards completion. 8

Moving material from the Lupita and Sagrado Corazon haul road. 9

10 Upgrading the haul road between the Palmarito and El Gallo deposits.

11 Upgrading the haul road between the Palmarito and El Gallo deposits.

12 Bridge foundation for the haul road between Palmarito and El Gallo.

UXG For further information contact: Jenya Meshcheryakova Investor Relations Tel: (647) 258--0395 Toll Free: (866) 441--0690 Fax: (647) 258--0408